UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 1, 2007


                         QUANTRX BIOMEDICAL CORPORATION
 -------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)

       NEVADA                           0-17119               33-0202574
-------------------------------  --------------------  -------------------------
(State or Other Jurisdiction          (Commission          (I.R.S. Employer
      of Incorporation)               File Number)        Identification No.)

100 S. Main Street, Suite 300
Doylestown, Pennsylvania                                     18901
-----------------------------------------         ------------------------------
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (267) 880-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 1, 2007, QuantRx Biomedical Corporation, a Nevada corporation, closed on a private placement of 3,532,500 shares of QuantRx' common stock at a purchase price of $1.00 per share, for aggregate gross proceeds of $3,532,500. The closing constitutes the second closing in a bifurcated private placement, the first of which took place on December 6, 2006. In connection with the private placement, QuantRx entered into a common stock and warrant purchase agreement with the purchasers of the securities, which contained customary representations, warrants and covenants. QuantRx has raised an aggregate of $5,572,500 in this private placement, solely from institutional and accredited investors.

         Each investor received a three-year warrant to purchase an amount of shares of common stock that equals 30% of the number of shares of common stock purchased by such investor in the offering. The exercise price of the warrants is $1.50 per share. The warrants contain customary provisions for adjustment to the exercise price in the event of stock splits, combinations and dividends. The warrants also contain weighted average anti-dilution provisions that provide for an adjustment to the then effective exercise price upon certain dilutive issuances by QuantRx of equity securities.

         In connection with the private placement, QuantRx also entered into a registration rights agreement with the purchasers of the securities pursuant to which QuantRx agreed to file a registration statement with the Securities and Exchange Commission within 45 days after the final closing of the offering. QuantRx must use its commercially reasonable best efforts to cause the registration statement to be declared effective by the SEC within 120 days after March 1, 2007.

         QuantRx has agreed to pay certain placement agents compensation based on investments from purchasers located by such agents. The compensation is no more than 8% of the cash proceeds from an introduced investor plus warrants to purchase no more than 10% of the number of shares purchased by an introduced investor.

         Net cash proceeds of the offering are expected to be used for working capital purposes.

         Copies of the common stock and warrant purchase agreement, a form of warrant and the registration rights agreement are attached as Exhibits 10.1,
10.2 and 10.3, respectively, to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2006, which is incorporated herein by reference. On March 6, 2007, QuantRx issued a press release relating to the financing described in Items 1.01 and 3.02 of this current report, a copy of which is attached hereto as Exhibit 99.1.

         Neither the shares of common stock offered and sold in the private placement nor the shares of common stock underlying the warrants were registered under the Securities Act, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration. QuantRx offered and sold the foregoing securities in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act, and/or Rule 506 of Regulation D promulgated thereunder. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of QuantRx, and is made only as required under applicable rules for filings current reports with the SEC, and as permitted under Rule 135c under the Securities Act.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         The disclosures required to be provided herein are incorporated by reference to Item 1.01 above.

ITEM 8.01 OTHER EVENTS.

         On March 6, 2007, QuantRx issued a press release relating to the financing described in Items 1.01 and 3.02 of this current report, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

10.1 Common Stock and Warrant Purchase Agreement, dated as of December 6, 2006, among QuantRx Biomedical Corporation and the purchasers specified therein(1)

10.2     Form of Warrant(2)

10.3 Registration Rights Agreement, dated as of December 6, 2006, among QuantRx Biomedical Corporation and the purchasers specified therein(3)

99.1     Press release issued by QuantRx Biomedical Corporation on March 6, 2007

(1) Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on December 12, 2006.

(2) Incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on December 12, 2006.

(3) Incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the SEC on December 12, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       QUANTRX BIOMEDICAL CORPORATION


Date:  March 7, 2007                   By: /s/ Walter Witoshkin
                                           -------------------------------------
                                           Walter Witoshkin
                                           President and Chief
                                           Executive Officer